Filed Pursuant to Rule 424(b)(5)

Registration No. 333-285612

PROSPECTUS SUPPLEMENT

(to Prospectus dated March 12, 2025)

10,000,000 Shares of Common Stock

Perfect Moment Ltd.

We are offering 10,000,000 shares of our common stock, $0.0001 par value per share (the “common stock”), at an offering price of $0.30 per share, pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock is traded on the NYSE American under the symbol “PMNT.” On June 26, 2025, the last reported sale price of our common stock on the NYSE American was $0.424 per share.

Concurrently with the closing of this offering, Joachim Gottschalk & Associates, an entity beneficially owned and controlled by Max Gottschalk, our Chairman of the Board of Directors and a principal stockholder of the Company, is converting all principal and unpaid interest (a total of $507,808) owing further to a promissory note evidencing a $500,000 loan previously made to the Company into 1,692,694 shares of our common stock at the offering price of the shares offered hereby (the “Unregistered Securities”). The Unregistered Securities are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not issued pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being issued pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. See “Concurrent Debt Conversion” for more information.

As of the date of this prospectus supplement, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $11,915,999, based on 19,391,000 shares of outstanding common stock, of which 12,952,173 shares were held by non-affiliates, and a closing sale price of our common stock of $0.92 on April 28, 2025, which is the highest closing price of our common stock on the NYSE American within the prior 60 days. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering), we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million

Investing in our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, as well as the risk factors that are incorporated by reference into this prospectus supplement and accompanying base prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 3 of the base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.30	$3,000,000
Underwriting discounts and commissions (1)	$0.018	$180,000
Proceeds to us, before expenses	$0.282	$2,820,000

(1)	Does not include a non-accountable expense allowance of 1% of the gross proceeds. See “Underwriting” beginning on page S-27 of this prospectus supplement for additional information regarding underwriting discounts, commissions and estimated expenses.

We have granted a 45-day option to the representative of the underwriters to purchase up to 1,500,000 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares on or about June 30, 2025.

ThinkEquity

The date of this prospectus supplement is June 26, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process (Registration File No. 333-285612) and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “the Company,” “our company,” “Perfect Moment” “we,” “us,” or “our” mean Perfect Moment Ltd., a Delaware corporation, unless we state otherwise or the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our future strategy, plans and expectations regarding future regulatory approvals, our plans for the manufacturing and commercialization of our products, future operations, projected financial position, potential future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

●	our expectations regarding our revenue, expenses, profitability and other operating results;

●	the growth rates of the markets in which we compete;

●	the costs and effectiveness of our marketing efforts, as well as our ability to promote our brand;

●	our ability to provide quality products that are acceptable to our customers;

●	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

●	our ability to effectively manage our growth, including offering new product categories and any international expansion;

●	our ability to maintain the security and availability of our software;

●	our ability to protect our intellectual property rights and avoid disputes in connection with the use of intellectual property rights of others;

●	our ability to protect our users’ information and comply with growing and evolving data privacy laws and regulations;

●	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

●	our ability to compete effectively with existing competitors and new market entrants; and

●	our success at managing the risks involved in the foregoing.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover page of this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements above and in the section of this prospectus supplement entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the SEC described in the sections of this prospectus supplement entitled “Risk Factors,” “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” and the section of the accompanying prospectuses entitled “Additional Information” all of which are accessible on the SEC’s website at www.sec.gov.

iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents identified under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, before making an investment decision.

THE COMPANY

Overview

We operate at the intersection of luxury fashion and multi-channel commerce. Our mission is to become the number one luxury ski brand in the world. We exist to inspire shared perfect moments. We aim to deliver this by creating statement pieces to ski, surf, swim and move in for perfect moments and the people who make them.

Perfect Moment is a luxury lifestyle brand that combines fashion and technical performance for its ranges of skiwear, outerwear, swimwear and activewear. We create apparel and products that feature what we believe is an unmatched combination of fashion, form and function for women, men and children.

Today, the brand continues to draw on its rich heritage of performance garments and statement designs. Retro-inspired vivid and bold color palettes complement technical fabrics to deliver fashion, form, function and fun for women, men and children. Initially known for its on-and-off the slopes skiwear, in 2016 we developed a summer range inspired by the island of Ibiza to bring its unique style to swimwear and activewear. We believe our bold fashion and technical proposition resonates with the modern fashion-conscious consumer that sees value in authentic European heritage and statement-design tailored for an active and healthy lifestyle at a compelling quality-to-value price point.

Perfect Moment’s growth plan is predicated on (i) continuing to develop its winter and summer product ranges at improved gross margins, including extensions into more all-year-round lifestyle ranges, (ii) drive more direct sales through its marketing strategies and (iii) test strategic pop-up and physical retail.

Our Business Strategy

Perfect Moment sits at the intersection of three large and growing markets (luxury ski apparel, premium outerwear and lifestyle). Based on the characteristics of these respective markets, we believe we have the right brand profile, geographic footprint, target demographic, marketing tools and operational expansion plan to gain significant market share. We believe we are also well-positioned to drive sustainable growth and profitability by executing on the following strategies:

Grow Brand Awareness and Attract New Customers

Expanding brand awareness and deepening customer engagement remain central to our growth strategy. While Perfect Moment has built strong loyalty among existing customers and achieved meaningful global traction, we continue to see significant opportunity in underpenetrated and emerging markets.

Rooted in our rich ski heritage, Perfect Moment appeals to a global audience that values both high-performance apparel and elevated design. Skiing’s association with affluence and lifestyle has enabled us to position the brand as aspirational, particularly on social media, where our visual identity and storytelling strongly resonate.

By combining our signature aesthetic with high-impact marketing, celebrity endorsements, influencer partnerships, editorial features, and collaborations, we have crafted a compelling brand narrative that aligns with the values of our target audience.

S-1

This brand narrative has translated into meaningful global media presence. In the past fiscal year, we achieved significant additional brand visibility, with global media coverage and social traction significantly outpacing prior years. Notable achievements included:

Metric	FY2025 (estimated)	FY2024	YoY Change (estimated)
Global UVPM (Unique Visitors per Month)	16.6 billion	8.0 billion	+108%
Total Social Audience (KOLs)	934 million	480 million	+95%
Social Audience During Ski Season (Q3–Q4)	597.1 million	297 million	+101%
Global Print Circulation	25.6 million	12.4 million	+106%
Celebrity/Influencer Posts	Multiple including Priyanka Chopra Jonas, Anitta, Miranda Kerr, and more	Similar tier but lower frequency	Significant increase
Key Media Features	Vogue, Harper’s BAZAAR, ELLE, WWD, Tatler	Vogue, WWD, GQ	Expanded global reach

The recent announcement of our strategic collaboration with Alpine generated additional momentum, reaching over 1.1 billion in global PR (UVPM) and delivering high-impact social media performance across both brand channels. These results reinforce our position at the intersection of luxury performance and lifestyle, and demonstrate the effectiveness of targeted collaborations in amplifying reach and engagement.

Customer Acquisition and Market Expansion Strategy

Attracting new customers while deepening engagement with existing ones remains a foundational pillar of our long-term growth strategy. Perfect Moment has built a loyal customer base and strong brand equity in core markets such as the United States, the United Kingdom, and the European Union, while still seeing significant untapped potential across emerging regions and underpenetrated demographics. In the past fiscal year, we expanded outreach across continental Europe and initiated a market test in China via Tmall. We are actively exploring deeper market penetration opportunities, including potential joint ventures or partnerships, particularly in China where we seek to balance growth potential with local market complexities.

Our international growth strategy is closely integrated with our marketing and customer engagement approach. We leverage our brand’s unique heritage—rooted in performance-driven ski apparel with a distinctive retro-modern aesthetic—to connect with affluent, style-conscious consumers who engage deeply with lifestyle content. Skiing remains an aspirational category, and our ability to tell culturally relevant, visually compelling stories has been central to growing awareness in new markets.

To support customer acquisition and global reach, we execute a multi-channel marketing strategy that blends aspirational brand storytelling with data-driven performance marketing. This includes premium editorial placements, influencer activations, celebrity collaborations, and visibility in luxury destinations, as well as robust paid social, search engine marketing (SEM), SEO, programmatic media, and retargeting campaigns. Our proprietary data and customer insights allow us to refine targeting, optimize customer acquisition costs, and improve return on advertising spend (ROAS).

Looking ahead, we plan to further invest in digital community development by enhancing engagement across both core and emerging social platforms and scaling our network of social media ambassadors. In parallel, we are committed to offering a localized customer experience in priority markets through language-specific content, local currency pricing, and improved shipping and distribution capabilities.

Complementing our digital expansion, we are developing a selective network of Perfect Moment-owned retail locations in key global cities. These physical touchpoints are designed to serve as immersive brand destinations that foster loyalty and drive community engagement. This holistic, multi-channel approach—anchored by strong creative execution, performance discipline, and a globally resonant brand voice—remains central to our strategy for customer acquisition, market expansion, and long-term value creation.

S-2

Elevating Brand Equity and Market Positioning

We continue to enhance brand desirability by deepening strategic partnerships and cultivating cultural relevance through collaborations with globally resonant brands. These alliances are complemented by curated cultural touchpoints designed to reinforce the brand’s aspirational positioning.

To further strengthen brand exclusivity, we are expanding access to premium, invitation-only experiences, limited-edition product capsules, and bespoke VIP programs. These initiatives are designed to reinforce scarcity-driven value and deepen emotional affinity with our most engaged customer segments.

Our brand amplification strategy includes highly selective alignments with globally recognized influencers and tastemakers, as well as targeted celebrity endorsements. These efforts are bolstered by high-visibility editorial placements in tier-one publications.

Enhancing Product Storytelling and Technical Credibility

We are investing in elevated storytelling formats to articulate our product innovation and craftsmanship. This includes the use of advanced content technologies, such as CGI and AI-powered educational tools, to bring our product narratives to life across digital channels.

We continue to validate the performance and functionality of our products through strategic endorsements by elite athletes, subject matter experts, and professionals in relevant fields. This expert-led validation reinforces product credibility and supports the brand’s premium technical positioning.

Accelerating Customer Retention and Lifetime Value

We are launching a high-touch VIP loyalty program designed to reward our most valuable customers with elevated services including personal styling, concierge shopping experiences, and curated ski retreats. This program aims to drive repeat engagement and strengthen brand loyalty.

In addition, we are deepening customer relationships through exclusive community engagement initiatives, which focus on fostering a sense of belonging and shared identity among our luxury consumer base. These efforts are designed to support long-term customer retention and maximize customer lifetime value.

Enhance Our Wholesale Network

Although in the next five (5) years we will be mainly focused on accelerating digital growth and our direct-to-consumer channel, we still intend to continue broadening customer access and strengthening our global foothold in new and existing markets by strategically expanding our wholesale network and deepening current relationships. In all of our markets, we have an opportunity to increase sales by adding new wholesale partners and increasing volume in existing retailers. Additionally, we are focused on strengthening relationships with our retail partners through broader offerings, exclusive products and shop-in-shop formats, which are dedicated spaces within another company’s retail store on a short-term rental basis. We believe our retail partners have a strong incentive to showcase our brand as our products drive customer traffic and consistent full-price sell-through in their stores.

Broaden Our Product Offerings

We continue to develop new product categories to engage customers across all seasons and expand our share of wallet. These include:

●	Fall/Winter Lifestyle: Less technical but equally premium outerwear, loungewear, and accessories.
●	Spring/Summer Expansion: Activewear, surfwear, swimwear, and transitional layering pieces.
●	Multi-Seasonal Lifestyle Collection: Launching a new lifestyle collection to complement our core skiwear line, designed to support year-round customer engagement.
●	Accessories Expansion: Investing in the growth of our accessories business, working with expert vendor partners to capture commercial uplift and enhance brand exposure.
●	Style Expansion: Increasing annual style count from approximately 75 styles to 220–240 styles.
●	Pricing Architecture: Establishing a Good / Better / Best pricing model to improve value perception, broaden customer access, and support luxury tier collaborations.

S-3

We believe this strategy supports year-round engagement, reduces seasonal revenue concentration, and enhances gross margin through full-price, high-margin items. FY2025 marked the launch of our first spring/summer capsule under this strategy, with additional lines planned based on customer response and inventory performance.

Establish Perfect Moment Owned Physical Retail

We are actively redefining the après-ski lifestyle as a distinct luxury category, transcending its traditional association with winter sports. Our product strategy includes broadening the après assortment to incorporate versatile knitwear, accessories, and transitional outerwear suited for both urban and alpine environments.

To support this repositioning, we are deploying high-impact experiential activations, including luxury pop-up stores and immersive brand experiences in strategic mountain and resort locations. These initiatives are designed to increase customer engagement, drive retail conversion, and extend our physical brand footprint in high-value markets.

In fiscal 2024 and 2025, we tested temporary physical retail spaces to evaluate customer response and operational learnings. In fiscal 2026, we currently plan to open two concession locations in high-profile markets. Our physical retail rollout is focused on near-term milestones and aligned with our broader brand experience goals.

This approach is designed to strengthen customer touchpoints and deliver a consistent luxury retail experience across channels.

Other Strategies to Improve Margin

We intend to focus on the following other strategies to improve our margin:

●	Shift towards direct-to-consumer revenue (such as ecommerce and physical retail). We expect that rebalancing from wholesale to direct-to-consumer, coupled with the other margin initiatives, would result in a double-digit percentage point improvement in our gross margin over time, driven by favorable channel mix.
●	Reducing product range within skiwear. We believe the current range offers too much choice, resulting in reduced economies of scale and higher levels of markdowns and discounts. Rationalizing the range is expected to improve both margin and sell-through.
●	Review and modify supplier base. We expect our supplier base to evolve as we source fabrics and trims more efficiently and introduce new finished goods suppliers with better commercial terms. This includes shifting production to regions with lower labor costs or more favorable duty rates, such as the EU, UK, or Vietnam.
●	Review and revise price positioning. We are introducing more structured pricing discipline and processes, with a focus on assessing margin by product, country of manufacture, and country of sale. We believe our industry and customer segment exhibit relatively inelastic demand, allowing for modest annual price increases in line with luxury market expectations. These pricing strategies will support margin expansion as we grow.
●	Focusing on reducing costs relating to crossing borders. As a global brand, Perfect Moment incurs significant costs from freight, duty, couriers, and other logistics fees. We are focused on improving cost efficiency by shifting more volume to sea freight from air freight, relocating production to lower-duty countries, and reducing broker and customs-related costs through improved planning and process.
●	Implementing a Good / Better / Best pricing model. This tiered structure enhances customer value perception and supports product and price accessibility across a broader consumer base. It also enables luxury-tier expansion for high-profile collaborations and licensed projects.

These margin enhancement initiatives are central to our efforts to increase profitability, streamline operations, and create a scalable business model that can support long-term growth and brand equity.

S-4

Recent Developments and Selected Unaudited Financial Results

Recent Developments

In March 2025 we sold 924,921 shares of our 12% Series AA Convertible Preferred Stock (the “Series A Preferred Stock”) for net proceeds of $5.15 million. Our outstanding shares of Series AA Preferred Stock currently convert into an aggregate of 4,624,605 shares of our common stock at the current conversion price of $1.1601. Concurrently at the closing of such sale, the holder of a $2.0 million convertible note converted such note into 2,000,000 shares of our common stock at a conversion price of $1.00.

In June 2025 we announced that we are executing a renewed strategy focused on profitability and building long-term brand equity. While still in the early stages, these efforts have resulted in the following:

●	Record Wholesale Order Book: We have secured over $12.7 million in wholesale pre-orders for the Autumn/Winter 2025 season—a 30% increase from the prior year and the highest in company history (excluding collaborations).

●	Sales Force Expansion: Five new regional agencies were signed and 50 new accounts have been opened globally since September.

●	Margin Expansion and Operating Cost Savings: Major efficiency programs were implemented, including the launch of U.S. and European distribution hubs and improved logistics, resulting in reduced duties and costs.

●	Reduced Discounting: Improved full-price sell-through and reduced reliance on promotions, demonstrating increasing pricing power and strong consumer demand.

Selected Unaudited Financial Results

Despite broader market softness impacting luxury apparel, in the fourth fiscal quarter of 2025 we are expected to deliver a 2.6% increase in revenue to $5.0 million. For the full year, revenue is expected to decline 12% to $21.4 million. However, excluding the Hugo Boss collaboration which ended in fiscal 2024, revenue rose an estimated 1% year-over-year.

Revenue was lower in part due to one of our largest wholesale customers, Matches Fashion, filing for bankruptcy. Alongside increased investment in leadership, infrastructure, and brand positioning, this adversely impacted operating results. As a result, we expect to report a net loss of approximately $16.0 million for the year ended March 31, 2025.

The aforementioned selected financial results are preliminary and unaudited and are subject to change. We have not yet completed our annual financial close process for the fiscal 2025 fourth quarter and full fiscal year, and our independent auditors have not completed their audit of our financial statements for the full fiscal year ended March 31, 2025. The aforementioned financial results do not present all necessary information for an understanding of our results of operations for the fiscal 2025 fourth quarter and full fiscal year. As we complete our financial close process and finalize our financial statements, and as our independent auditors complete their review of our financial statements for the fiscal year ended March 31, 2025, it is possible we may identify items that require adjustments to such preliminary financial information, and those changes could be material.

S-5

THE OFFERING

Common Stock offered by us	10,000,000 shares.

Shares of Common Stock Outstanding Prior to this Offering	19,391,000 shares.

Public Offering Price	$0.30 per share of common stock.

Underwriter’s over-allotment option	We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 1,500,000 shares of common stock, representing 15% of the shares of common stock sold in the offering, in each case, solely to cover over-allotments, if any.

Shares of Common Stock Outstanding Following this Offering	31,083,694 shares of common stock (or 32,583,694 shares of common stock if the underwriters exercise the option to purchase additional securities in full).

Concurrent Debt Conversion	Concurrently with the closing of this offering, Joachim Gottschalk & Associates, an entity beneficially owned and controlled by Max Gottschalk, our Chairman of the Board of Directors and a principal stockholder of the Company, is converting all principal and unpaid interest (a total of $507,808) owing further to a promissory note evidencing a $500,000 loan previously made to the Company into 1,692,694 shares of our common stock at the offering price of the shares offered hereby (the “Unregistered Securities”). The Unregistered Securities are not being registered under the Securities Act, and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being issued pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. See “Concurrent Debt Conversion” for more information.

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $2.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for repayment of debt, working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-12 of this prospectus supplement and page 3 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

NYSE American symbol	Our common stock is listed on the NYSE American under the symbol “PMNT.”

The number of shares of common stock shown above to be outstanding after this offering excludes:

●	1,006,550 shares of our common stock issuable upon the exercise of outstanding options (vested and non-vested), having a weighted average exercise price of $2.42 per share;

●	600,000 shares of common stock issuable under restricted stock awards;

●	4,624,605 shares of common stock currently issuable upon conversion of outstanding shares of Series AA Convertible Preferred Stock at the current conversion price of $1.1601;

●	126,376 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding, with a weighted-average exercise price of $6.65 per share; and

●	2,527,944 shares of our common stock available for future issuance under our 2021 Equity Incentive Plan and any other additional shares of our common stock that may become available under such plan.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the outstanding options or warrants described above; (ii) no exercise of the underwriter’s over-allotment option; and (iii) no exercise of the Representative’s Warrants (as defined below) to be issued to the Representative of the underwriters in this offering.

S-6

BUSINESS

Overview

Our mission is to become the number one luxury ski brand in the world. We exist to inspire shared perfect moments. We aim to deliver this by creating statement pieces to ski, surf, swim and move in for perfect moments and the people who make them.

Perfect Moment is a luxury lifestyle brand that combines fashion and technical performance for its ranges of skiwear, outerwear, swimwear and activewear. We create apparel and products that feature what we believe is an unmatched combination of fashion, form, function and fun for women, men and children.

The idea for the Perfect Moment brand was born in Chamonix, France in 1984, when the professional skier and extreme sports filmmaker, Thierry Donard, began making apparel for his team of free-ride skiers and surfers. Donard used his experience to create designs that were characterized by quality, style and performance to enable his athletes to achieve their perfect ski-run or perfect wave-ride: that “perfect moment.” His designs – combining high performance materials with daring prints and colors – were inspired by his team of free-ride skiers and surfers.

Today, the brand continues to draw on its rich heritage of performance garments and statement designs. Retro-inspired vivid and bold color palettes complement technical fabrics to deliver fashion, form and function for women, men and children. Initially known for its on-and-off the slopes skiwear, in 2016 we developed a summer range inspired by the island of Ibiza to bring its unique style to swimwear and activewear. We believe our bold fashion and technical proposition resonates with the modern fashion-conscious consumer that sees value in authentic European heritage and statement-design tailored for an active and healthy lifestyle at a compelling quality-to-value price point.

Perfect Moment’s growth plan is predicated on (i) continuing to develop its winter and summer product ranges at improved gross margins, including extensions into more all-year-round lifestyle ranges, (ii) drive more direct sales through its marketing strategies and (iii) test strategic pop-up and physical retail

Our Industry

We operate at the intersection of the global luxury skiwear, outerwear, and active lifestyle markets, which are large, resilient, and undergoing structural growth. Our core addressable market segments benefit from rising demand for premium, functional fashion with a distinct brand identity.

Luxury Skiwear and Outerwear

The global luxury skiwear market was valued at $1.6 billion in 2022 and is projected to grow at a compound annual growth rate (CAGR) of 6.35%, reaching $2.4 billion by 2028, according to EIN Presswire. This market serves a niche yet affluent demographic, typically located near ski regions or with a strong interest in recreational winter sports. This consumer group prioritizes both fashion and technical performance and has demonstrated consistent demand for luxury offerings in alpine apparel.

The global luxury outerwear market, a larger and more geographically diverse category, was valued at $15.9 billion in 2022 and is expected to grow at a CAGR of 6.51%, reaching $23.2 billion by 2028 (Research Reports World). Within this segment, we believe consumers are increasingly seeking heritage-driven, functional outerwear that delivers both performance and aesthetic appeal, especially in urban and lifestyle contexts.

Lifestyle and Athleisure

In addition, Perfect Moment is also targeting the broader leisure markets for swimwear, activewear and lifestyle products. Both the global luxury ski wear market and global luxury outerwear market share some key consumer demographics and purchasing behavior with the broader leisure markets. We believe these markets stretch beyond skiing and winter sports to a range of healthy and athletic pursuits, with products increasingly being worn as part of a broader day-to-day lifestyle statement. We also believe the growth of this market goes hand-in-hand with broader cultural shifts, such as a greater emphasis on health, exercise and well-being, as well as a relaxation in dress codes at work and for social occasions. Based on the characteristics of these respective markets, we believe Perfect Moment has the right brand profile, geographic footprint, target demographic, marketing tools and operational expansion plan to gain significant share.

S-7

Market Trends

We believe that several macroeconomic and demographic shifts are shaping the future of the global luxury apparel industry. These trends support our growth strategy and validate our digital-first, lifestyle-oriented brand positioning:

●	Acceleration of Online Luxury Sales: The luxury industry has historically lagged behind other retail sectors in digital adoption; however, this dynamic is shifting rapidly. According to Bain & Company, online sales accounted for 22% of global luxury purchases in 2021 and are expected to represent between 32% and 34% by 2030. This channel expansion is being driven by evolving consumer preferences and increased digital investment by luxury brands. As a digitally native brand, we believe Perfect Moment is well-positioned to capitalize on this shift.

●	Generational Demographic Transition: The spending power of Generation Y, Generation Z, and Generation Alpha continues to increase. According to Bain, these generations accounted for all of the luxury market’s growth in 2022 and are expected to comprise 80% of total global luxury spending by 2030. These consumers demand authenticity, digital engagement, and values-driven branding—all core elements of our business model.

●	Geographic Expansion of Luxury Demand: Historically, the luxury market has been concentrated in North America and Europe; however, demand is shifting eastward. Mainland China is expected to become the world’s largest luxury market by 2030. In November 2024, we conducted a limited market entry in China through Tmall and are currently evaluating joint venture structures to support longer-term expansion in the region and capitalize on emerging consumer demand.

Our Brand: Heritage and Evolution

Over the last 40 years, the Perfect Moment brand has evolved from its origins as a small business founded by Thierry Donard—producing apparel for his team of free-ride skiers and surfers—into a global luxury lifestyle brand. Built on a foundation of luxurious, distinctively designed, and high-performance ski apparel, we have continued to expand the brand into new categories and across multiple seasons while maintaining our heritage of technical excellence and bold aesthetics.

This foundation has enabled us to extend our product offering beyond core skiwear into surfwear, swimwear, activewear, lifestyle apparel, and accessories. We apply the same disciplined approach to design, product development, and merchandising across all categories, ensuring that each item aligns with our brand’s identity—fusing function with style, and performance with fashion.

In parallel, we have expanded our distribution beyond a network of regional distributors to include a curated group of premium multichannel retail partners and a growing direct-to-consumer (DTC) business. This strategic evolution in both product and channel mix has positioned Perfect Moment as a year-round brand with growing relevance across sport, leisure, and lifestyle use cases.

We remain committed to offering apparel that reflects the demands of alpine performance while meeting the expectations of today’s fashion-conscious global consumer—delivering a distinct brand experience that resonates on the slopes, in the city, and everywhere in between.

Competition

Perfect Moment competes in the global luxury apparel and outerwear market, which includes a range of premium lifestyle, sportswear, and heritage brands. Our direct competitors include both luxury skiwear specialists and broader luxury outerwear players.

Most competitors tend to specialize in either technical performance or high fashion. Perfect Moment is uniquely positioned at the intersection of these two pillars, offering products that combine elevated design with technical integrity. This dual positioning allows us to differentiate ourselves from heritage performance brands that prioritize function over form, and from fashion brands that lack alpine credibility.

Our brand also competes with emerging DTC brands focused on active lifestyles, as well as traditional wholesale-driven outerwear players. We believe our distinct heritage, design philosophy, and rapidly scaling digital footprint allow us to compete effectively across both luxury and performance categories.

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Our Strengths

●	Balanced Fashion and Performance Positioning. Perfect Moment’s affordable luxury brand positioning bridges the gap between pure fashion and high-performance apparel. Our products integrate technical design with elevated aesthetics, enabling both alpine functionality and everyday style. This dual focus differentiates us from many competitors who are more narrowly focused.

●	Heritage-Driven Brand Identity. Founded in Chamonix in 1984, our brand draws from over four decades of ski and surf heritage. This foundation underpins our credibility in luxury outerwear and appeals to a global consumer base seeking authenticity and timeless design.

●	Direct-to-Consumer and Selective Wholesale Distribution. We operate a digitally native, direct-to-consumer ecommerce platform that allows us to control the customer experience, optimize pricing, and drive margin expansion. Our wholesale partnerships are selective and aligned with our premium positioning, providing additional reach while preserving brand integrity. We complement these channels with short-term physical retail activations to test new markets and deepen engagement.

●	Scalable Operating Model. With in-house control over design and development and a flexible, asset-light manufacturing base, we are able to scale seasonally and geographically while maintaining margin discipline.

●	Experienced Leadership. Our senior team brings leadership experience from global apparel and lifestyle brands, guiding our disciplined growth strategy with an entrepreneurial approach.

●	Established Partner Relationships. As of March 31, 2025, we have two luxury marketplace partners, Farfetch and Amazon Luxury, and 160 wholesale partners, of which 16 are luxury department stores (including those we believe are the most sought-after and prestigious names in the fashion industry), 18 operate as exclusively online multi brand retailers and 90 are respected specialty stores with a focus on either sports or winter goods, which is key to our branding strategy.

●	Strategic Retail Expansion:. We are testing physical retail through short-term, low-risk formats such as pop-up stores and shop-in-shops, with plans to scale selectively based on performance.

Operations and Supply Chain

Perfect Moment’s global supply chain strategy is designed to support premium quality, timely delivery, and scalable growth across all major product categories. We work with a curated network of manufacturing partners in Europe and Asia, selected based on their technical expertise, material sourcing capabilities, and alignment with our brand values.

We have implemented a hybrid sourcing model that balances high-performance technical partners for outerwear with more agile suppliers for lifestyle and accessory categories. This approach enables product differentiation while supporting cost-efficiency and flexibility.

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Our supply chain is structured around regional fulfillment centers that serve North America, the UK, and continental Europe. We also produce a portion of our products in China, alongside our established manufacturing partnerships in Europe and broader Asia. This setup reduces lead times and supports localized customer experience. In fiscal 2025, we began implementing initiatives to improve margin by consolidating shipments, introducing duty optimization measures, and shifting a portion of logistics from air to sea freight. As part of these efforts, we have also begun assessing the impact of international tariffs on sourcing decisions, which will be further discussed in the Risk Factors section of this Annual Report.

Looking forward, we aim to further diversify our supplier base to reduce concentration risk, optimize raw material procurement, and improve inventory turnover through tighter integration between merchandising, production, and logistics planning.

Technology

Technology is at the core of our business strategy, powering our operational capabilities and the sustainable scalability of our platform. We believe that continuous investment in our technology has given us a competitive advantage and enabled fast innovation. Our technology platform with MACH architecture is designed to provide Perfect Moment with longer term ease of integration, stability, performance, and scalability based on three main components:

(1)	Service Oriented Architecture facilitates design and maintenance of partner integrations:

●	Key enabler of omni-channel

●	Able to cater to evolving business needs

●	Decreases Total Cost of Ownership and increases efficiency

(2)	Cloud-focused strategy designed to:

●	Improve scalability and cost efficiency

●	Allow for better accessibility and performance in markets around the worlds

(3)	Headless Architecture allows:

●	Rapid build of differentiating user experience without impact to the backend systems

●	Innovative new user experiences build on headless building blocks

●	Evolution of front-end over time to take advantage of new technologies and innovations

Trademarks and Other Intellectual Property

We protect our intellectual property through a combination of trademarks, domain names, copyrights, design rights/design patents and trade secrets, as well as contractual provisions and restrictions on access to our proprietary technology related to our ecommerce platform. Our principal trademark assets include the trademark “Perfect Moment,” which is registered in the United States and targeted foreign jurisdictions, as are our logos and taglines. We have applied to register or registered many of our trademarks in the United States and other jurisdictions in all classes relevant to our business, and we will pursue additional trademark registrations to the extent we believe they would be beneficial and cost-effective. We actively oppose and defend our position on the trademark registers and subscribe to a trademark watch service for our key assets. Further we subscribe to an online monitoring system to search for infringements of our intellectual property rights and, in addition, act on any reported to us by customers or employees.

We are the registered holder of multiple domestic and international domain names that include “perfect moment” and similar variations. We also hold domain registrations for many of our product names and other related trade names and slogans. We own or have control over relevant social media handles which contain our key assets. In addition to the protection provided by our intellectual property rights, we enter into confidentiality and proprietary rights agreements with our employees, consultants, contractors and business partners. Where appropriate we enter into relevant license agreements to allow others to use our Intellectual Property or where we need permission to use Intellectual Property of third parties. We further control the use of our proprietary technology and intellectual property through provisions in both our customer terms of use on our website and the terms and conditions governing our agreements with other third parties.

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Government Regulation

In the United States and the United Kingdom and in the other jurisdictions in which we operate, we are subject to labor and employment laws, laws governing advertising, privacy and data security laws, safety regulations and other laws, including consumer protection regulations that apply to retailers and/or the promotion and sale of merchandise and the operation of stores and warehouse facilities. Our products sold outside of the United Kingdom are subject to tariffs, treaties and various trade agreements as well as laws affecting the importation of consumer goods. We monitor changes in these laws, regulations, treaties and agreements, and believe that we are in material compliance with applicable laws.

Licenses, Certificates and Approvals

The Company has obtained all licenses, certificates and approvals required for carrying on its business activities during the two fiscal years ended March 31, 2025 and 2024.

Employees and Human Capital Resources

As of March 31, 2025 and 2024, we had a total of 50 and 39 full-time employees, respectively, as well as a limited number of temporary employees and consultants. Our employees are neither unionized nor covered by collective bargaining agreements, and we consider our current employee relations to be good.

Facilities

We have two offices in London and one in Hong Kong, where we lease office space under leases that expire in December 2025, May 2026 and February 2026, respectively.

We believe our facilities are adequate and suitable for our current needs, and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Legal Proceedings

We are, from time to time, involved in routine legal matters, and audits and inspections by governmental agencies and other third parties which are incidental to the conduct of our business. This includes legal matters such as initiation and defense of proceedings to protect intellectual property rights, liability claims, employment claims, and similar matters. Although the outcome of these and other claims cannot be predicted with certainty, we do not believe the ultimate resolution of the current matters will have a material adverse effect on our business, financial condition, results of operations or prospects.

On May 14, 2025, we were named as a defendant in a lawsuit filed in the Superior Court of the State of California in and for the County of Los Angeles Central Judicial District by Amanda Archer and Archer Bytes LLC, a former public relations consultant for the Company. The complaint alleges breach of contract, and other claims and seeks specific damages of $600,000 and unspecified punitive damages. We believe the claims are entirely without merit and intend to vigorously defend the matter.

On April 24, 2025, our former Chief Executive Officer (the “Former CEO”) commenced ACAS Early Conciliation proceedings (a mandatory step in the UK prior to filing a legal claim) alleging, among other things, unfair dismissal from his position.

Website and Available Information

We file annual, quarterly and current reports; proxy and information statements and other information with the SEC. We also make our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all related amendments, available free of charge through our website at www.perfectmoment.com as soon as reasonably practical after they have been filed with the SEC. We also provide to anyone, without charge, copies of the documents upon written request. Requests should be directed to the attention of the Corporate Secretary at our address on the cover page of this Form 10-K. We are an electronic filer. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to the Business

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, our management has identified and our auditors reported that there is a substantial doubt about our ability to continue as a going concern.

For the nine months ended December 31, 2024 and the years ended March 31, 2024 and 2023, our operating loss was $8.6 million, $7.7 million and $8.6 million, respectively. We expect an operating loss of approximately $16.0 million for the year ended March 31, 2025. We intend to rely on debt and equity financing for working capital until positive cash flows from operations can be achieved, which may never occur. These matters raise substantial doubt about our ability to continue as a going concern. Based upon our current operating plan and assumptions, we expect that the net proceeds from this offering and our existing cash balances and expected cash flows from operations, alongside the continuance of our existing financing arrangements, will be sufficient to fund our operations for at least the next 12 months, excluding financing to support production (i.e. timing of working capital). However, our operating plan may change, and our assumptions may prove to be wrong, as a result of many factors currently unknown to us, and we could use our available capital resources sooner than we expect. We may need to seek additional funds sooner than planned, through public or private equity or debt financings or other third-party funding or a combination of these approaches. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or based upon specific strategic considerations.

Any additional capital-raising efforts may divert our management’s attention from the operation of our business. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to obtain sufficient amounts of additional capital, when and if we require it, we may be required to reduce the scope of our operations, which could harm our business, financial condition and results of operations. Our consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the fiscal years ended March 31, 2024 and March 31, 2023 contains a going concern explanatory paragraph in which such firm stated that there is substantial doubt about our ability to continue as a going concern. We expect that the report of our independent registered accounting firm to accompany our audited consolidated financial statements for the year ended March 31, 2025 will contain a similar going concern explanatory paragraph. Our consolidated financial statements contained in this prospectus do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment. These factors, among others, may make it difficult to raise any additional capital and may cause us to be unable to continue to operate our business.

Our financial results and ability to grow our business may be negatively impacted by global events beyond our control.

We operate distribution and warehousing facilities and offices around the world and substantially all of our manufacturers are located outside of the United States. We are subject to numerous risks and global events beyond our control which could negatively impact consumer spending or our own operations or operations of our customers or business partners, and therefore our results of operations, including: changes in diplomatic and trade relationships, trade policy or actions of foreign or U.S. governmental authorities impacting trade and foreign investment; inflation; military conflict; political or labor unrest; terrorism; public health crises, disease epidemics or pandemics; natural disasters and extreme weather conditions, which may increase in frequency and severity due to climate change; economic instability resulting in the disruption of trade from foreign countries; the imposition of new laws, regulations and rules, including those relating to sustainability and climate change, data privacy, labor conditions, minimum wage, quality and safety standards and disease epidemics or other public health concerns; and changes in local economic conditions in countries where our stores, customers, manufacturers and suppliers are located.

These risks could hamper our ability to sell products, negatively affect the ability of our manufacturers to produce or deliver our products or procure materials and increase our cost of doing business generally, any of which could have an adverse effect on our results of operations, profitability, cash flows and financial condition. In the event that one or more of these factors make it undesirable or impractical for us to conduct business in a particular country, our business could be adversely affected.

We rely on a limited number of third-party suppliers to provide high quality raw materials.

Our products require high quality raw materials, including down, softshell, wool, neoprene, and cotton. We do not manufacture our products or the raw materials for them and rely instead on suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a limited number of sources. We have no long-term contracts with any of our suppliers or manufacturers for the production and supply of our raw materials and products, and we compete with other companies for fabrics, other raw materials, and production.

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During the nine months ended December 31, 2024 and the year ended March 31, 2024, our largest single manufacturer, produced approximately 40% and 75% of our products, respectively, and substantially all of our products were manufactured in China. For the nine months ended December 31, 2024 and the year ended March 31, 2024, the largest single supplier, produced approximately 46% and 63% of the fabric for our products, respectively. During the nine months ended December 31, 2024 and the year ended March 31, 2024, approximately 37% and 63% of our fabrics originated from Japan, respectively, and 62% and 37% from China, respectively. We also source other raw materials which are used in our products, including items such as content labels, elastics, buttons, clasps and drawcords from suppliers located predominantly in the Asia Pacific region.

The price of raw materials depends on a wide variety of factors largely beyond the control of the Company. A shortage, delay or interruption of supply for any reason, could negatively impact our ability to fulfill orders and have an adverse impact on our financial results. In addition, while our suppliers, in turn, source from a number of sub-suppliers, we rely on a very small number of direct suppliers for certain raw materials. As a result, any disruption to these relationships could have an adverse effect on our business. Events that adversely affect our suppliers could impair our ability to obtain inventory in the quantities and at the quality that we require. Such events include difficulties or problems with our suppliers’ businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters, public health emergencies or other catastrophic occurrences. A significant slowdown in the retail industry as a whole may also result in bankruptcies or permanent closures of some of our suppliers and third-party vendors. Furthermore, there can be no assurance that our suppliers will continue to provide fabrics and raw materials or provide products that are consistent with our standards. More generally, if we need to replace an existing supplier, additional supplies or additional manufacturing capacity may not be available when required on terms that are acceptable to us, or at all, and any new supplier may not meet our strict quality requirements. In the event we are required to find new sources of supply, we may encounter delays in production, inconsistencies in quality and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of our raw materials could have an adverse effect on our ability to meet customer demand for our products and result in lower revenue and profitability both in the short and long-term.

We are exposed to risks with respect to our global operations.

We operate on a global scale and could be affected by currency and interest rate fluctuations; capital and exchange controls; local and global economic conditions including inflation, recession, volatility and/or lack of liquidity in capital markets; expropriation and other restrictive government actions; changes in intellectual property; legal protections and remedies; trade regulations; tariffs; tax laws and regulations; and procedures and actions affecting approval, production, pricing, and marketing of our products, as well as impacts of political or civil unrest or military action, including the ongoing conflicts between Russia and Ukraine and in the Middle East and their economic consequences, geopolitical instability, terrorist activity, unstable governments and legal systems, inter-governmental disputes, public health outbreaks, epidemics, pandemics, natural disasters or disruptions related to climate change.

We continue to monitor the global trade environment and potential trade conflicts, sanctions and impediments that could impact our business. If trade restrictions or tariffs reduce global economic activity, potential impacts could include declining sales; increased costs; volatility in foreign exchange rates; delays or failures in the performance of customers, suppliers and other third parties on whom we may depend for the performance of our business; and the risk that our allowance for doubtful accounts may not be adequate. In addition, issued or future executive orders or other new or changes in laws, regulations or policy regarding tariffs, could have a material adverse effect on our business and earnings. The actual impact of the new tariffs on our business is subject to a number of factors including, but not limited to, restrictions on trade, the effective date and duration of such tariffs, countries included in the scope of tariffs, changes to amounts of tariffs, and potential retaliatory tariffs imposed by other countries.

We may be unable to source and sell our merchandise profitably or at all if new trade restrictions are imposed or existing restrictions become more burdensome.

The United States and the countries in which our products are produced or sold have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty, or tariff levels. The results of any audits or related disputes regarding these restrictions or regulations could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. Countries impose, modify, and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, have and could result in a higher cost or restrictions on the importation of the products we sell. Although we have and may continue to look for alternative sourcing options, we may not be able to shift production in a timely or cost-effective manner, if at all, from various countries in which we manufacture our products to offset those costs or restrictions. Therefore, we may not be able to mitigate the entire increase to our cost resulting from tariffs and we may not be able to, or may choose not to, pass any cost increase onto consumers. Any increase in our prices could have an adverse impact on our direct sales to consumers, as well as sales by our wholesale customers. In addition, the uncertainty in the global trade environment may have adverse impacts on capital markets or consumer discretionary spending, which could lower demand for our products. Any adverse impact on our costs or on consumer demand could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on international trade agreements and regulations. The countries in which we produce and sell our products could impose or increase tariffs, duties, or other similar charges that could negatively affect our results of operations, financial position, or cash flows.

Adverse changes in, or withdrawal from, trade agreements or political relationships between the United States and the PRC, Europe, Canada, or other countries where we sell or source our products, could negatively impact our results of operations or cash flows. General geopolitical instability and the responses to it, such as the possibility of sanctions, trade restrictions, and changes in tariffs, including sanctions against the PRC, tariffs imposed by the United States and the PRC, and the possibility of additional tariffs or other trade restrictions, could adversely impact our business. It is possible that further tariffs may be introduced or increased. Such changes could adversely impact our business and could increase the costs of sourcing our products from the PRC as well as other countries, or could require us to source our products from different countries. The Uyghur Forced Labor Prevention Act and other similar legislation may lead to greater supply chain compliance costs and delays to us and to our vendors.

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Risks Related to this Offering

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to the sale by us of shares of common stock at a price of $0.30 per share, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $(0.17) per share, representing the difference between our net tangible book value per share as of December 31, 2024, after giving effect to this offering and the assumed offering price. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” on page S-17 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, may invest or spend the proceeds raised in this offering in ways with which you may not agree and the proceeds may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds of this offering as described in the section entitled “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

Our stock price is and may continue to be volatile and you may not be able to resell our common stock at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance our business objectives or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. In addition, stock markets generally have recently experienced volatility. Our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our shares of common stock. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.

While we are obligated to pay monthly dividends on our Series AA Preferred Stock at the rate of 12% per annum, we currently anticipate that we will retain any other future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions on our common stock in the foreseeable future. If we do not pay dividends on our common stock, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may, in the future, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible or exchangeable into common stock in future transactions may be higher or lower than the price per share paid by investors in this offering.

The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering and the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

Our outstanding options and warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our common stock.

Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants would also dilute the ownership interests of our existing stockholders.

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The NYSE American may seek to delist our Common Stock if it concludes this offering does not qualify as a Public Offering as defined under the NYSE American’s shareholder approval rule.

The continued listing of our common stock on the NYSE American depends on our compliance with the requirements for continued listing under the NYSE American continued listing requirements, including but not limited to Section 312 of the NYSE Listed Company Manual, or the shareholder approval rule. The shareholder approval rule prohibits the issuance of shares of common stock (or derivatives) in excess of 20% of our outstanding shares of common stock without shareholder approval, unless those shares are sold at a price that equals or exceeds the Minimum Price, as defined in the shareholder approval rule, or in what the NYSE American deems a public offering. The securities sold in this offering may be sold at a significant discount to the Minimum Price as defined in the shareholder approval rule, and we do not intend to obtain the approval of our stockholders for the issuance of the securities in this offering. Accordingly, we have sought to conduct, and plan to continue to conduct, this offering as a Public Offering as defined in the shareholder approval rule, which is a qualitative analysis based on several factors as determined by the NYSE American, including by broadly marketing and offering these securities in a firm commitment underwritten offering registered under the Securities Act. Demand for the securities sold by us in this offering, and the final offering price for these securities, will be determined following a broad public marketing effort, and final distribution of these securities will ultimately be determined by the underwriter. We cannot assure you that the NYSE American will determine that this offering will be deemed a Public Offering under the shareholder approval rule. If the NYSE American determines that this offering was not conducted in compliance with the shareholder approval rule, the NYSE American may cite a deficiency and move to delist our securities from the NYSE American. Upon a delisting from the NYSE American, our stock would likely be traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the NYSE American, or, together, Exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than Exchange-listed stocks. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

We may fall out of compliance with the continued listing standards of the NYSE American LLC (“NYSE American”). In such an event, our failure to resume compliance with the continued listing standards may result in the delisting of our common stock.

We have in the past and may in the future receive notifications from the NYSE American that the Company is no longer in compliance with NYSE American’s continued listing standards. While to date we have been able to resume compliance with these continued listing standards, there can be no assurance of the Company’s ability to maintain compliance.

A delisting of our common stock could negatively impact our company by, among other things, reducing the liquidity and market price of our common stock and reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing. In addition, delisting from the NYSE American might negatively impact our reputation and, as a consequence, our business. If our common stock is delisted from the NYSE American, it would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act (“Rule 15g-9”). Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of our stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $2.5 million, or approximately $2.95 million if the underwriters exercise their over-allotment option in full, in each case after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use approximately $502,000 of the net proceeds from this offering for partial repayment of amounts owed further to a $1.4 million note with a $588,000 interest charge, with weekly amortization payments of $66,267 through December 23, 2025. We intend to use the balance of the new proceeds from this offering for general corporate purposes and working capital. Other than the partial repayment of such aforementioned debt, we have not determined the amounts we plan to spend on the items listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the balance of the net proceeds from this offering.

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DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the offering price of the shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2024 was approximately $0.9 million or approximately $0.05 per share of common stock based on 16,557,889 outstanding shares of common stock on that date. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of December 31, 2024.

After giving effect to the sale of 10,000,000 shares of common stock in this offering at the offering price of $0.30 per share of common stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value would be approximately $3.3 million, or approximately $0.13 per share of common stock, as of December 31, 2024. This results in no increase in net tangible book value of per share to existing stockholders and an immediate dilution of approximately $0.08 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share		$0.30
Net tangible book value per share as of December 31, 2024	$0.05
Increase in net tangible book value per share attributable to new investors	$0.08
As adjusted net tangible book value per share after giving effect to this offering		$0.13
Dilution per share to investors in this offering		$0.17

If the underwriters exercise in full its option to purchase additional shares of common stock, the as adjusted net tangible book value per share would be approximately $0.14 per share, which amount represents an immediate decrease in net tangible book value of approximately $0.09 per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of approximately $0.16 per share of our common stock to new investors purchasing shares of common stock in this offering.

The above calculation excludes the following as of December 31, 2024:

●	1,006,550 shares of our common stock issuable upon the exercise of outstanding options (vested and non-vested), having a weighted average exercise price of $2.42 per share;

●	600,000 shares of common stock issuable under restricted stock awards; and

●	4,624,605 shares of common stock currently issuable upon conversion of outstanding shares of Series AA Preferred Stock at the current conversion price of $1.1601;

●	2,000,000 shares of common stock issued in March 2025 upon conversion of a $2.0 million convertible note;

●	836,861 shares of common stock issued during January to June 2025 for services;

●	1,692,684 shares issuable concurrently with the closing of this offering upon conversion by Joachim Gottschalk & Associates, an entity beneficially owned and controlled by Max Gottschalk, our Chairman of the Board of Directors and a principal stockholder of the Company, of all principal and unpaid interest (a total of $507,808) owing further to a promissory note evidencing a $500,000 loan previously made to the Company into shares of our common stock at the offering price of the shares offered hereby;

●	126,376 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding, with a weighted-average exercise price of $6.50 per share; and

●	2,527,944 shares of our common stock available for future issuance under our 2021 Equity Incentive Plan and any other additional shares of our common stock that may become available under such plan.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DIVIDEND POLICY

Holders of our Series AA Preferred Stock are entitled to receive monthly cash dividends at an annual rate of 12.0%. Other than the foregoing, we have never declared or paid cash dividends on our capital stock. Other than with respect to dividends payable further to the terms and conditions of our outstanding Series AA Preferred Stock, currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Other than the foregoing, payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

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DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,800,000 shares are designated as Series AA Preferred Stock.

As of June 18, 2025, 19,391,000 shares of our common stock were outstanding and 924,921 shares of our Series AA Preferred Stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Preferred Stock

Series AA Preferred Stock

On March 28, 2025, we filed the Series AA Certificate of Designation with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, and other terms and conditions of the Company’s Series AA Preferred Stock. The Series AA Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Series A Certificate of Designation. The following is a summary description of the terms and the general effect of the issuance of the shares of Series AA Preferred Stock on the Company’s other classes of registered securities.

Stated Value. Each share of Series AA Preferred Stock has an initial stated value of $5.8005, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series AA Preferred Stock.

Dividends. The holders of the shares of Series AA Preferred Stock is entitled to receive a twelve percent (12%) annual, non-cumulative dividend payable monthly in cash.

Optional Conversion. At any time and from time to time, a holder of the shares of Series A Preferred Stock may, at its option, convert all any portion of shares of Series AA Preferred Stock at a rate equal to the stated value divided by $1.1601.

Voting Rights. The Series AA Preferred Stock have no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). However, we may not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding Series AA Preferred Stock: (i) amend or waive any provision of the certificate of designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series AA Preferred Stock (other than an amendment solely for the purpose of changing the number of shares of Series AA Preferred Stock designated for issuance as provided in the certificate of designation); (ii) authorize, create or issue shares of any class of stock having rights, preferences or privileges as to dividends or distributions upon a liquidation that are superior to the Series AA Preferred Stock; or (iii) amend our articles of incorporation in a manner that adversely and materially affects the rights of the Series AA Preferred Stock.

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Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series AA Preferred Stock then outstanding will be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount will be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series AA Preferred Stock.

Ranking. The Series AA Preferred Stock ranks senior to our common stock with respect to the preferences provided for in the Certificate of Designation as to distributions and payments upon the liquidation, dissolution and winding up of the Company.

Amendments. The Certificate of Designation may be amended by obtaining the affirmative vote of a majority of the outstanding shares of Series AA Preferred Stock, voting separately as a single class.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our bylaws in all respects. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

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Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer, LLC, 18 Lafeyette Place, Woodmere, New York 11593.

Listing

Our common stock is listed on NYSE American under the symbol “PMNT.”

S-21

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of common stock to be sold in this offering. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service, or the IRS, might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of common stock could differ from those described below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to holders that hold the common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances, such as the impact of the Medicare contribution tax on net investment income or the alternative minimum tax for individuals. In addition, this discussion does not address tax considerations to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

●	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;
●	a bank, financial institution or insurance company;
●	a regulated investment company, a real estate investment trust or grantor trust;
●	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Sections 408 or 408A of the Code, respectively;
●	a person holding the common stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell common stock under the constructive sale provisions of the Code;
●	a trader in securities that has elected the mark-to-market method of tax accounting for securities;
●	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;

●	a person who is a partner or investor in a partnership or other pass-through entity that holds the common stock;
●	a U.S. person whose “functional currency” is not the U.S. dollar;
●	a controlled foreign corporation or passive foreign investment company;
●	a qualified foreign pension fund or an entity that is wholly owned by one or more qualified foreign pension funds; or
●	a U.S. expatriate and former citizens or residents of the United States.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of common stock that is (i) a foreign corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from the sale of a share of common stock.

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If an entity treated as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. This discussion does not address the tax considerations to an entity treated as a partnership for U.S. federal income tax purposes or any partner in such entity. Accordingly, a partnership holding shares of common stock and any partner therein should consult their own tax advisors as to the tax consequences of holding and disposing of shares of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. If we declare or pay any dividends on shares of our common stock, such dividends will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its common stock and then as a gain from the sale or exchange of the common stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of common stock who is a U.S. individual.

Distributions to U.S. holders that are corporate shareholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of common stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the common stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the common stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock and to the proceeds of a sale of common stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status, or fails to report its full dividend income. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. If we declare or pay any dividends on shares of our common stock, such dividends will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “Sale of Common Stock” below. Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing to us or our paying agent an applicable IRS Form W-8ECI (which generally remains valid for three years, after which time a new properly completed and executed form must be provided to us or our paying agent). If the holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, or, if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, are not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, as defined under the Code, net of certain deductions and credits, subject to any applicable income tax treaty providing otherwise.

Sale of Common Stock

Non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of common stock unless:

●	the gain (1) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (2) if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, or the gain is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case the special rules described below apply;

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U. S. source capital losses, even though the individual is not considered a resident of the United States; or

●	if we are or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation,” or USRPHC.

We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market, then only a non-U.S. holder that actually or constructively owns (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our outstanding common stock will be subject to U.S. federal income tax on the disposition of our common stock.

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Any gain described in the first bullet point above will be subject to U.S. federal income tax at the regular graduated rates. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding on Foreign Accounts

Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other foreign entities (including financial intermediaries). FATCA generally imposes withholding at a rate of 30% on payments to certain foreign entities of dividends on our common stock and the gross proceeds of dispositions of our common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. You should consult your tax advisor regarding the application of FATCA.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult his, her, or its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

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CONCURRENT DEBT CONVERSION

Concurrently with the closing of this offering, Joachim Gottschalk & Associates, an entity beneficially owned and controlled by Max Gottschalk, our Chairman of the Board of Directors and a principal stockholder of the Company, is converting all principal and unpaid interest (a total of $507,808) owing further to a promissory note evidencing a $500,000 loan previously made to the Company into 1,692,694 shares of our common stock at the offering price of the shares offered hereby (the “Unregistered Securities”). The Unregistered Securities are not being registered under the Securities Act, and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being issued pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. The debt conversion is expected to close concurrently with this offering.

Accordingly, Joachim Gottschalk & Associates may sell the Unregistered Securities only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Each of Joachim Gottschalk & Associates and Mr. Gottschalk are “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

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UNDERWRITING

ThinkEquity LLC is acting as representative (the “Representative”) of the underwriters of this offering. We have entered into an underwriting agreement dated June 26, 2025 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of common stock and Pre-Funded Warrants listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC	10,000,000
Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the Representative of the underwriters to purchase up to 1,500,000 additional shares of our common stock at the public offering price, solely to cover over-allotments, if any. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discount

The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$0.30	$3,000,000	$3,450,000
Underwriting discount and commissions (6%)	$0.018	$180,000	$207,000
Non-accountable expense allowance (1%)(1)	$0.003	$30,000	$34,500
Proceeds, before expense, to us	$0.279	$2,790,000	$3,208,500

(1)	We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received in this offering which is not included in the underwriting discounts and commission.

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In addition, we have also agreed to pay the Representative (i) the fees and expenses of the underwriter’s legal counsel not to exceed $82,500; (ii) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (iii) $10,000 for data services and communications expenses; (iv) up to $10,000 of Representative’s actual accountable “road show” expenses; and (v) up to $30,000 of Representative’s market making and trading, and clearing firm settlement expenses for the offering. It is agreed that the total reimbursable expenses to Representative shall be capped at $117,500.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions and excluding the non-accountable expense allowance, are approximately $200,000.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative, or its designees, as partial compensation warrants to purchase up to 500,000 shares of common stock (or 575,000 shares of common stock if the underwriter’s over-allotment option is exercised in full), which is equal to 5% of the aggregate number of shares of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price of $0.375, which is equal to 125% of the public offering price per share of common stock in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the five year period commencing on the closing date of this offering.

The Representative’s Warrants provide for registration rights, including a one-time demand registration right and unlimited piggyback rights. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration rights provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “PMNT.”

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Lock-Up Agreements

Pursuant to “lock-up” agreements, our officers and directors have agreed, for a period of three months from the date of this prospectus supplement not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the underwriter’s prior written consent. Each of the Company and any successors of the Company agree, for a period of thirty (30) days from the pricing date of the Offering that each will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company (excluding securities issuable under the Company’s existing incentive plan and warrants which may be issued in connection with any non-convertible debt financing with an exercise price no lower than the public offering price per share of common stock in this offering) or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) complete any offering of convertible debt securities of the Company or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The Company agrees that during such three (3) month period after the Offering it will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company in any “at-the-market”, continuous equity or variable rate transaction, without the prior written consent of the underwriter.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering that may arise under the Securities Exchange Act of 1934 and from any breach of the representations and warranties contained in the Underwriting Agreement. We have further agreed to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Shares

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of common stock in this offering because the underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock are traded, in the over-the-counter market, or otherwise.

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Other Activities and Relationships

The Representative and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Representative and certain of its affiliates have, from time to time, performed and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Representative and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Representative or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Representative and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Representative and certain of its affiliates may also communicate independent recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus supplement are advised to inform themselves about, and to observe, any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

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to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any underwriter for any such offer; or

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish law or regulation and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

in other circumstances that are exempt from the rules on public offerings pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to this offering has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities offered by this Prospectus Supplement. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities offered by this Prospectus Supplement may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to CEL-SCI.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the FSMA Financial Promotions Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

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China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved, or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter’s conflicts of interest in connection with this offering.

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LEGAL MATTERS

Manatt, Phelps & Phillips, LLP, Costa Mesa, California will pass upon the validity of the securities offered hereby. The underwriters are being represented by Sichenzia Ross Ference Carmel LLP in connection with the offering.

EXPERTS

The audited financial statements of Perfect Moment, Ltd. incorporated by reference in this prospectus have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their reports. Such financial reports are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-285612) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all the information set forth in the registration statement and its exhibits. For further information about us, we refer you to the registration statement and to its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Perfect Moment. The address of the SEC website is www.sec.gov.

We maintain a website at www.perfectmoment.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

● our Annual on Form 10-K for the fiscal year ended March 31, 2024, as filed with the Commission on July 1, 2024;

● our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024, September 30, 2024 and December 31, 2024 filed with the Commission on August 14, 2024, November 14, 2024, and February 14, 2025, respectively;

● our Current Reports on Form 8-K filed with the SEC on July 15, 2024, August 29, 2024, December 12, 2024, December 17, 2024, February 6, 2025, February 20, 2025, March 10, 2025/March 10, 2025, April 1, 2025, April 2, 2025, June 4, 2025 and June 17, 2025 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and

● the description of our securities, which is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed on July 1, 2024, including any amendments or supplements thereto.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (315) 615-6156 or by contacting: 244 5th Ave, Ste 1219, New York, NY 10001, Attn: Corporate Secretary. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.perfectmoment.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

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PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.0001 (“common stock”), is listed on NYSE American under the symbol “PMNT.” On March 5, 2025 the last reported sale price of our common stock was $0.96 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on NYSE American or any securities market or other exchange of the securities covered by the prospectus supplement. As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $14,018,399.19 which was calculated based on 12,405,663 shares of our common stock outstanding held by non-affiliates and a price of $1.13 per share, the closing price of our common stock on January 17, 2025. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2025

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ABOUT THIS PROSPECTUS

This prospectus forms a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date of such document or that any information we have incorporated by reference is accurate on any date subsequent to the date of such document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, and securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “Perfect Moment,” the “Company” and similar designations refer to Perfect Moment Ltd., a Delaware corporation.

About Perfect Moment Ltd.

Perfect Moment Ltd., a Delaware corporation (“Perfect Moment,” “we,” “our,” or “us”), is a high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs. We create apparel and products that feature what we believe is an unmatched combination of fashion, form, function and fun for women, men and children.

The idea for the Perfect Moment brand was born in Chamonix, France in 1984, when the professional skier and extreme sports filmmaker, Thierry Donard, began making apparel for his team of free-ride skiers and surfers. Donard used his experience to create designs that were characterized by quality, style and performance to enable his athletes to achieve their perfect ski-run or perfect wave-ride: that “perfect moment.” His designs - combining high performance materials with daring prints and colors - were inspired by his team of free-ride skiers and surfers.

In May 2012, Mr. Donard assigned the Perfect Moment trademark to Perfect Moment TM Sarl (“TMS”), a then newly incorporated Swiss company, 50% of which was owned by Mr. Donard and 50% of which was owned by Fermain Limited, an entity controlled by Max Gottschalk, who is the Chairman of our board of directors, and Jane Gottschalk, who is our President and a member of our board of directors. Perfect Moment Asia Limited (“PMA”) was also incorporated in May 2012 and PMA entered into a licensing agreement with TMS for the Perfect Moment trademark. The Perfect Moment brand was then relaunched by Max and Jane Gottschalk. Perfect Moment (UK) Limited, a United Kingdom corporation (“PMUK”) was later incorporated in July 2017 as a wholly owned subsidiary of PMA, for the primary purpose of online sales of finished goods. Between December 2017 and November 2018, PMA acquired 100% of the equity of TMS from Mr. Donard and Fermain. In March 2021, we effected a reorganization, in which all of the equity of PMA was exchanged for newly issued shares of Perfect Moment Ltd. common stock and Series A convertible preferred stock, which preferred stock was converted to common stock in connection with the closing of our initial public offering on February 12, 2024. In July 2021, TMS assigned the Perfect Moment trademark to PMUK. On January 17, 2024, the Company established a wholly owned U.S. subsidiary, Perfect Moment USA Inc. (“PMU”), incorporated in the State of Delaware. Some of the production team still sits in Hong Kong but the majority of the employees, including the majority of production, design, marketing and finance teams, and all senior management (other than our Chief Financial Officer, who is located in the United States) and our board of directors are located in the United Kingdom (other than Berndt Hauptkorn, who is located in France).

Today, the brand continues to draw on its rich heritage of performance garments and statement designs. Retro-inspired vivid and bold color palates complement technical fabrics to deliver fashion, form, function and fun for women, men and children. Initially known for its on-and-off the slopes skiwear, in 2016 PMA developed a summer range inspired by the island of Ibiza to bring its unique style to swimwear and activewear. We believe our bold fashion and technical proposition resonates with the modern fashion-conscious consumer that sees value in authentic European heritage and statement-design tailored for an active and healthy lifestyle at a compelling quality-to-value price point.

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Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information By Reference” on page 20 of this prospectus.

Corporate Information

Our principal executive office and mailing address is 244 5th Ave, Ste 1219, New York, NY 10001. Our main telephone number is 315-615-6156. Our corporate website address is www.perfectmoment.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

The Securities We May Offer Under This Prospectus

We may offer shares of our common stock, preferred stock, various series of debt securities and warrants to purchase any of such securities, or units to purchase any combination thereof, with a total value of up to $100,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

● designation or classification;

● aggregate principal amount or aggregate offering price;

● maturity, if applicable;

● original issue discount, if any;

● rates and times of payment of interest or dividends, if any;

● redemption, conversion, exchange or sinking fund terms, if any;

● conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

● ranking;

● restrictive covenants, if any;

● voting or other rights, if any; and

● important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

● the names of those underwriters or agents;

● applicable fees, discounts and commissions to be paid to them;

● details regarding over-allotment options, if any; and

● the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. The risks and uncertainties described in these risk factors are not the only ones facing us. Additional risks and uncertainties of which we are currently unaware or which we currently consider to be immaterial may also become important factors that affect us. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock could decline, and you may lose some or all of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding our business, financial condition, results of operations and prospects. Words such as, but not limited to “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “pro forma,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or variations thereof are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus. Additionally, statements concerning future matters are forward-looking statements. These statements include, among other things, statements regarding:

● our history of losses and need for additional capital to fund our operations, our inability to obtain additional capital on acceptable terms, or at all, our ability to continue as a going concern, and our need to liquidate if we fail to obtain adequate funding, which could result in our stockholders receiving no value for their investment;

● our limited operating history and the difficulties encountered by a small developing company;

● estimates regarding future revenue, expenses, capital requirements, and need for additional financing;

● our estimates of the size of our market opportunities;

● our ability to effectively manage our growth;

● our ability to successfully enter new markets, manage our growth expansion and comply with any applicable laws and regulations;

● the effects of increased competition from our market competitors;

● significant disruption in, or breach in security of, our information technology systems and resultant interruptions in service and any related impact on our reputation;

● the attraction and retention of qualified employees and key personnel;

● the effectiveness of our internal controls;

● changes in laws and government regulation affecting our business;

● the impact of adverse economic conditions;

● the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness;

● outcomes of legal or administrative proceedings; and

● other factors detailed under the section titled “Risk Factors.”

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the Securities and Exchange Commission (the “SEC”), and our electronic filings with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at www.sec.gov.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

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USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use a portion of the net proceeds to acquire or invest in assets, businesses, products and technologies that are complementary to our business. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

● at a fixed price or prices, which may be changed;

● at market prices prevailing at the time of sale;

● at prices related to such prevailing market prices; or

● at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

● the name or names of any underwriters, dealers or agents, if any;

● the purchase price of the securities and the proceeds we will receive from the sale;

● any over-allotment options under which underwriters may purchase additional securities from us;

● any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

● any public offering price;

● any discounts or concessions allowed or reallowed or paid to dealers; and

● any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on the NYSE American in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, 5,000,000 shares of which are designated as Series A Preferred Stock.

As of March 4, 2025, 16,565,551 shares of our common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. We currently have no plans to issue additional shares of preferred stock.

Convertible Note

On December 6, 2024 the Company entered into a convertible note purchase agreement pursuant to which the Company sold an accredited investor (the “Investor”) a convertible secured promissory note (the “Convertible Note”) in the aggregate principal amount of $2,000,000. The Convertible Note bears interest at rate of 15% per annum, is due and payable one year from the date of issuance, is secured by the assets of the Company and is convertible into shares of Common Stock of the Company at a conversion price of $1.00 per share. Further to the terms of the Note, 33% of all net proceeds received from the Regulation A offering after the first $2.0 million in net proceeds shall be used to repay outstanding amounts under this Note.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer, LLC, 18 Lafeyette Place, Woodmere, New York 11593.

Listing

Our common stock is listed on NYSE American under the symbol “PMNT.”

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Anti-Takeover Effects of Provisions of Our Charter Documents

Our certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our bylaws in all respects. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Our bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

●	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

● We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.

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Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

● the maturity date and the date or dates on which principal will be payable;

● the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

● whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

● the terms of the subordination of any series of subordinated debt;

● the place or places where payments will be payable;

● our right, if any, to defer payment of interest and the maximum length of any such deferral period;

● the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

● the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

● whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

● whether we will be restricted from incurring any additional indebtedness;

● a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

● the form of debt securities;

● the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

● whether the debt securities will be convertible into shares of common stock or other securities and, if so, the terms and conditions upon which such debt securities will be so convertible, including the conversion price and the conversion period;

● if other than the principal amount thereof, the portion of the principal amount of debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

● any additional or different events of default or restrictive covenants provided for with respect to the debt securities; and

● any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

● if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

● if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or by declaration or otherwise, and the time for payment has not been extended;

● if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of not less than a majority in principal amount of the outstanding debt securities of the applicable series; and

●if specified events of bankruptcy, insolvency or reorganization occur.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate, satisfactory in form to the indenture trustee.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

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Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

● if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

● if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

● if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

● if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

● the direction so given by the holder is not in conflict with any law or the applicable indenture; and

● subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding. A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

● the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

● the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

● the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

● to fix any ambiguity, defect or inconsistency in the indenture; and

● to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

● extending the fixed maturity of the series of debt securities;

● reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

● reducing the principal amount of discount securities payable upon acceleration of maturity;

● making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

● reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

● maintain a register;

● the transfer or exchange of debt securities of the series;

● replace stolen, lost or mutilated debt securities of the series;

● duly and punctually pay or cause to be paid amounts owing with respect to the debt securities;

● maintain paying agencies;

● hold monies for payment in trust;

● compensate and indemnify the trustee; and

● appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

● issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

● register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

● the specific designation and aggregate number of, and the price at which we will issue, the warrants;

● the currency or currency units in which the offering price, if any, and the exercise price are payable;

● the designation, amount and terms of the securities purchasable upon exercise of the warrants;

● if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

● if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

● if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

● the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

● whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

● any applicable material U.S. federal income tax consequences;

● the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

● the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

● if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

● if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

● information with respect to book-entry procedures, if any;

● the anti-dilution provisions of the warrants, if any;

● any redemption or call provisions;

● whether the warrants may be sold separately or with other securities as parts of units; and

● any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

● the date of determining the stockholders entitled to the rights distribution;

● the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

● the exercise price;

● the aggregate number of rights issued;

● whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

● the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

● the method by which holders of rights will be entitled to exercise;

● the conditions to the completion of the offering, if any;

● the withdrawal, termination and cancellation rights, if any;

● whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

● whether stockholders are entitled to oversubscription rights, if any;

● any applicable material U.S. federal income tax considerations; and

● any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

● the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

● any provisions of the governing unit agreement that differ from those described below; and

● any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

The financial statements of Perfect Moment, Ltd. incorporated by reference in this prospectus have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their reports. Such financial reports are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document. You should rely only on the information contained in the registration statement this prospectus, and the applicable prospectus supplement or the information incorporated by reference into this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Perfect Moment. The address of the SEC website is www.sec.gov.

We maintain a website at www.perfectmoment.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

● our Annual on Form 10-K for the fiscal year ended March 31, 2024, as filed with the Commission on July 1, 2024;

● our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024, September 30, 2024 and December 31, 2024 filed with the Commission on August 14, 2024, November 14, 2024, and February 14, 2025, respectively;

● our Current Reports on Form 8-K filed with the SEC on July 15, 2024, August 29, 2024, December 12, 2024, December 17, 2024, and February 6, 2025 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and

● the description of our securities, which is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed on July 1, 2024, including any amendments or supplements thereto.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (315) 615-6156 or by contacting: 244 5th Ave, Ste 1219, New York, NY 10001, Attn: Corporate Secretary. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.perfectmoment.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

20

10,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity

June 26, 2025